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                       HARTFORD LIFE INSURANCE COMPANY

                                 CONSENT

     The undersigned, being all of the Directors of Hartford Life Insurance Company, hereby consent to the following resolution, such action to have the same force and effect as if taken at a meeting duly called and held for such purpose:

          RESOLVED, that Hartford Life Insurance Company is hereby authorized to establish a separate account in accordance with state insurance laws and to issue variable life insurance contracts with reserves for such contracts being segregated in such separate account.

          FURTHER RESOLVED, that the officers of Hartford Life Insurance Company are hereby authorized to:

     (1) Designate said separate account as may be necessary or convenient; and to register such separate account and the variable life insurance contracts authorized hereby under such federal securities laws as is deemed appropriate; and

     (2) Invest up to $100,000 in the separate account established hereby as may be deemed necessary or appropriate to comply with requirements of applicable law; and

     (3) Do any act necessary to carry out the purposes of the foregoing resolution.


     /s/ Edward N. Bennett                       /s/ John G. Shillestad
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         Edward N. Bennett                           John G. Shillestad

    /s/ William M. Griffin                      /s/ Lowndes A. Smith
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        William M. Griffin                          Lowndes A. Smith

    /s/ Larry K. Lance                          /s/ Donald R. Sondergeld
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        Larry K. Lance                              Donald R. Sondergeld

    /s/ R. Fred Richardson                      /s/ DeRoy C. Thomas
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        R. Fred Richardson                          DeRoy C. Thomas


Dated:   May 20, 1985